                                                                    EXHIBIT 99.1

                                                                    ATTACHMENT I

              IBM ANNOUNCES 2000 FOURTH-QUARTER, FULL-YEAR RESULTS
                             4Q00 EPS increased 32%

     ARMONK, N.Y., January 17, 2001 . . . IBM today announced fourth-quarter 2000 diluted earnings per common share of $1.48, a 32 percent increase over diluted earnings per common share of $1.12 in the fourth quarter of 1999. Fourth-quarter 2000 net income was $2.7 billion, a 28 percent increase from the year-earlier period. IBM's fourth-quarter 2000 revenues totaled $25.6 billion, an increase of 6 percent (12 percent at constant currency) compared with the fourth quarter of 1999. For full-year 2000, IBM's diluted earnings per common share grew 19 percent, to $4.44, while net income increased 16 percent to $8.1 billion compared with full-year 1999 (after excluding an after-tax net benefit from the sale of the IBM Global Network and other 1999 actions).

     Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said: "We had a very solid fourth quarter which, in many respects, reflects momentum that was building steadily all year. On one level, this momentum is due to strong execution, and we have increased our market share in many of our most strategic product areas. More significantly, this momentum is a strong affirmation of the strategies we put in place three years ago. Those strategies start with three premises: the marketplace is increasingly driven by services and solutions, not products; the marketplace is now driven by powerful, scalable servers, not PCs; and success will require open, heterogeneous platforms.

     "The power of these strategies is very apparent in our results. For example, in services we started the year with external skepticism fueled by dot-com mania and the boutique services companies. We were not distracted. IBM Global Services ended the year with a backlog of $85 billion, up from $60 billion at year-end 1999. The marketplace has moved clearly to our strengths: building serious applications and serious infrastructure. Similar strategic gains are evident in our server and software businesses, which are now leading the industry in technical excellence and relevance to an Internet world.

     "As we look to 2001," Mr. Gerstner said, "there is uncertainty about the economic climate in the U.S. However, IBM's broad portfolio should position us well relative to our competitors. In addition to our strong product portfolio, our very large businesses in Asia and Europe should counterbalance short-term disruptions in the U.S. We look forward to another good year for IBM."

     In the Americas, fourth-quarter revenues were $10.8 billion, an increase of 3 percent (4 percent at constant currency) from the 1999 period. Revenues from Europe/Middle East/Africa were $7.4 billion, up 3 percent (18 percent at constant currency). Asia-Pacific revenues increased 13 percent (20 percent at constant currency) to


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$5.0 billion. OEM revenues increased 13 percent (14 percent at constant currency) to $2.4 billion compared with the fourth quarter of 1999.

     Hardware revenues increased 10 percent (15 percent at constant currency) to $11.4 billion from the fourth quarter of 1999, with revenue growth across all server, storage and technology hardware categories. The company began shipping its new z900 server in mid-December, contributing to a 100 percent increase in shipments of mainframe computing capacity in the fourth quarter, as measured in MIPS (millions of instructions per second). Revenues grew strongly for the pSeries UNIX servers, with particular strength in the mid-range and high-end Web server models. Revenues for the mid-range iSeries servers also increased, with growth across all geographic areas. Personal computer revenues grew significantly and the unit was profitable in the quarter. Microelectronics revenues also increased strongly, principally due to continued acceleration in growth for sophisticated, leading-edge custom chips. Storage revenues increased for both the advanced Shark product line as well as for hard disk drives.

     Revenues from IBM Global Services, including maintenance, grew 5 percent (12 percent at constant currency) in the fourth quarter to $9.2 billion, reflecting revenue growth across all services categories. E-business services revenues grew more than 70 percent year over year. Revenue comparisons for IBM Global Services were adversely affected by a year-over-year decline in the Y2K services business and the sale of the IBM Global Network to AT&T in 1999. After adjusting for these factors, Global Services revenues (excluding maintenance) increased 10 percent (17 percent at constant currency). IBM signed more than $12.5 billion in services contracts in the fourth quarter.

     Software revenues totaled $3.6 billion, down 1 percent (up 6 percent at constant currency) over the prior year's final quarter. Revenues continued to grow strongly in the company's middleware segment, with significant growth in database and Web-management software. For example, revenues from IBM's premier Web-management software, WebSphere, nearly tripled year over year. Tivoli revenues declined in the quarter, reflecting an ongoing transition in this product area.

     IBM Global Financing revenues increased 6 percent (10 percent at constant currency) in the fourth quarter to $1.0 billion.

     Revenues from the Enterprise Investments/Other area, which includes custom hardware and software products for specialized customer uses, declined 11 percent (3 percent at constant currency) year over year to $425 million.

     The company's total gross profit margin was 37.7 percent in the 2000 fourth quarter compared with 36.7 percent in the 1999 fourth quarter.

     Fourth-quarter expenses were $5.9 billion. The company's expense-to-revenue ratio improved by 1.4 points year over year to 23.0 percent.

     IBM's tax rate in the fourth quarter was 29.5 percent compared


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with 30.0 percent in the fourth quarter of last year.

     IBM spent approximately $1.4 billion on share repurchases in the fourth quarter. The average number of basic common shares outstanding in the quarter was 1.75 billion compared with 1.79 billion in the same period of 1999.

                             Full-year 2000 Results

     Net income for the year ended December 31, 2000 was $8.1 billion, or $4.44 per diluted common share, compared with net income of $7.7 billion, or $4.12 per diluted common share, in 1999 (or net income of $7.0 billion, or $3.72 per diluted share, in 1999 after excluding the after-tax net benefit from the sale of the Global Network and other 1999 actions). Revenues in 2000 totaled $88.4 billion, an increase of 1 percent (4 percent at constant currency), versus revenues of $87.5 billion in 1999.

     In the Americas, full-year revenues were $38.6 billion, down 1 percent (flat at constant currency) from the 1999 period. Revenues from Europe/Middle East/Africa were $24.3 billion, a decrease of 5 percent (up 6 percent at constant currency). Asia-Pacific revenues grew 16 percent (15 percent at constant currency) to $17.7 billion. OEM revenues decreased 1 percent (1 percent at constant currency) to $7.8 billion.

     Hardware revenues in 2000 were $37.8 billion, essentially flat year over year (up 2 percent at constant currency). Global Services revenues totaled $33.2 billion, an increase of 3 percent (6 percent at constant currency). Software revenues totaled $12.6 billion, a decrease of 1 percent (up 4 percent at constant currency). Global Financing revenues totaled $3.4 billion, an increase of 10 percent (13 percent at constant currency). Revenues from the Enterprise Investments/Other area declined 17 percent (13 percent at constant currency) year over year to $1.4 billion.

     Common share repurchases totaled approximately $6.7 billion in 2000. The average number of basic shares outstanding was 1.76 billion in 2000 compared with 1.81 billion in 1999. There were 1.74 billion basic common shares outstanding at December 31, 2000.

     IBM completed 2000 with $3.7 billion in cash, after major expenditures which included the share repurchases, capital investments of $5.6 billion and an 8 percent dividend increase.

     The company's debt in support of operations, excluding global financing, decreased $493 million from year-end 1999 to $1.1 billion, resulting in a debt-to-capitalization ratio of 6 percent at year-end 2000. Global financing debt grew $715 million from year-end 1999 to a total of $27.5 billion, resulting in a debt-to-equity ratio of 6.6 to 1.

     Effective in the first quarter of 2000, results reflect changes the company made in the organization of its business segments, including the transfer of the system-level product businesses from the Technology segment to the Enterprise Systems segment and the transfer of point-of-sale products from the Enterprise Investments segment to the Personal Systems segment. Also reflected are changes


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

the company made in its expense allocation methodology, allocating expense items previously unallocated and enhancing shared expense allocation. Fourth-quarter and full-year 1999 results have been reclassified to conform with the 2000 presentation.

Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                          COMPARATIVE FINANCIAL RESULTS
                 (Dollars in millions except per share amounts)

                       Three Months             Twelve Months
                    Ended December 31,        Ended December 31,

                                   Percent                   Percent
                     2000  1999(a)  Change     2000  1999(a)  Change
                  -------  ------- -------  -------  ------- -------
REVENUE

 Hardware         $11,463  $10,450     9.7% $37,777  $37,888    -0.3%
  Gross margin       30.4%    26.9%            28.4%    27.2%

 Global Services    9,186    8,736     5.2%  33,152   32,172     3.0%
  Gross margin       27.0%    27.9%            26.7%    27.6%

 Software           3,571    3,606    -1.0%  12,598   12,662    -0.5%
  Gross margin       83.4%    83.4%            81.9%    82.3%

 Global Financing     971      915     6.2%   3,465    3,137    10.4%
  Gross margin       54.9%    48.8%            54.0%    53.9%

 Enterprise Investments/
 Other                425      475   -10.7%   1,404    1,689   -16.9%
  Gross margin       44.9%    38.3%            46.8%    38.5%


TOTAL REVENUE      25,616   24,182     5.9%  88,396   87,548     1.0%


GROSS PROFIT        9,669    8,883     8.9%  32,424   31,929     1.6%
  Gross margin       37.7%    36.7%            36.7%    36.4%

                       Three Months             Twelve Months
                    Ended December 31,        Ended December 31,

                                   Percent                   Percent
                     2000  1999(a)  Change     2000  1999(a)  Change
                  -------  ------- -------  -------  ------- -------

EXPENSE

 S,G&A              4,340    4,445    -2.4%  15,639   14,729     6.2%
  % of revenue       16.9%    18.4%            17.7%    16.8%

 R,D&E              1,449    1,416     2.4%   5,151    5,273    -2.3%
  % of revenue        5.7%     5.9%             5.8%     6.0%

 Other income         125      134    -6.2%     617      557    10.9%
 Interest expense     218      171    27.4%     717      727    -1.4%

TOTAL EXPENSE       5,882    5,898    -0.3%  20,890   20,172     3.6%
  % of revenue       23.0%    24.4%            23.6%    23.0%

INCOME BEFORE
INCOME TAXES (1)    3,787    2,985    26.9%  11,534   11,757    -1.9%
  Pre-tax margin     14.8%    12.3%            13.0%    13.4%

Provision for
income taxes        1,117      896    24.7%   3,441    4,045   -14.9%
  Effective tax
  rate               29.5%    30.0%            29.8%    34.4%


NET INCOME (1)     $2,670   $2,089    27.9%  $8,093   $7,712     4.9%
  Net margin         10.4%     8.6%             9.2%     8.8%


Preferred stock
dividends               5        5               20       20

NET INCOME
APPLICABLE TO COMMON
STOCKHOLDERS       $2,665   $2,084    27.9%  $8,073   $7,692     5.0%
                   ======   ======           ======   ======

EARNINGS PER SHARE
OF COMMON STOCK -
 ASSUMING DILUTION  $1.48    $1.12    32.1%   $4.44    $4.12     7.8%
                   ======   ======           ======   ======
EARNINGS PER SHARE
OF COMMON STOCK -
 BASIC              $1.52    $1.16    31.0%   $4.58    $4.25     7.8%
                   ======   ======           ======   ======
AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  DILUTED         1,790.6  1,847.8          1,812.1  1,871.1
  BASIC           1,749.2  1,793.0          1,763.0  1,808.5

(a) Reclassified to conform with 2000 presentation.

(1) Twelve-months 1999 results include a pre-tax benefit of $1.8 billion (after-tax benefit of $750 million, or $.40 per diluted common share) due to a gain from the sale of the IBM Global Network, charges for acquired in-process research and development related to acquisitions, a charge for other actions, as well as a change in PC depreciable lives.


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                              (Dollars in millions)

                                    FOURTH QUARTER 2000
                      -----------------------------------------------
                                                               Pre-tax
(Dollars in millions) ---------- Revenue --------- Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------   ------- -------    -------

                                        At           At
                               December 31, December 31,  Percent
                                      2000         1999    Change
                               -----------  -----------   -------
ASSETS

 Cash, cash equivalents,
 and marketable securities          $3,722       $5,831    -36.2%

 Receivables - net, inventories,
 and prepaid expenses               38,985       37,324      4.5%

 Plant, rental machines,
 and other property - net           16,714       17,590     -5.0%

 Investments and other assets       28,928       26,750      8.1%
                                  --------     --------

TOTAL ASSETS                       $88,349      $87,495      1.0%
                                  ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                   $10,205      $14,230    -28.3%
 Long-term debt                     18,371       14,124     30.1%
                                  --------     --------
 Total debt                         28,576       28,354      0.8%

 Accounts payable, taxes,
 and accruals                       26,201       25,348      3.4%

 Other liabilities                  12,948       13,282     -2.5%
                                  --------     --------
TOTAL LIABILITIES                   67,725       66,984      1.1%

                                        At           At
                               December 31, December 31,  Percent
                                      2000         1999    Change
                               -----------  -----------   -------
STOCKHOLDERS' EQUITY                20,624       20,511      0.6%
                                  --------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $88,349      $87,495      1.0%
                                  ========     ========


                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                    FOURTH QUARTER 2000
                      -----------------------------------------------
                                                               Pre-tax
(Dollars in millions) ---------- Revenue --------- Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------   ------- -------    -------
SEGMENTS

Technology              $3,193     $839    $4,032    $327        8.1%
          % change        15.7%   -16.9%      6.9%   80.7%

Personal Systems         4,680       30     4,710      34        0.7%
          % change         8.4%    57.9%      8.6%  117.6%

Enterprise Systems       3,792      166     3,958     912       23.0%
          % change        20.0%    12.2%     19.6%  132.7%

Global Services          9,186      590     9,776   1,303       13.3%
          % change         5.2%    -9.4%      4.1%    6.1%

Software                 3,571      233     3,804     961       25.3%
          % change        -1.0%    13.1%     -0.2%   -0.7%

Global Financing           975      249     1,224     288       23.5%
          % change         3.2%     5.5%      3.6%    3.6%

Enterprise Investments     430        0       430     (87)     -20.2%
          % change        -6.1%              -6.3%   46.0%

TOTAL SEGMENTS          25,827    2,107    27,934   3,738       13.4%
          % change         7.7%    -7.2%      6.4%   38.8%

Eliminations / Other      (211)  (2,107)   (2,318)     49

TOTAL IBM              $25,616       $0   $25,616  $3,787       14.8%
          % change         5.9%               5.9%   26.9%

                                    FOURTH QUARTER 1999 (a)
                      -----------------------------------------------
                                                               Pre-tax
(Dollars in millions) ---------- Revenue --------- Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------   ------- -------    -------
SEGMENTS

Technology              $2,760   $1,010    $3,770    $181        4.8%

Personal Systems         4,319       19     4,338    (193)      -4.4%

Enterprise Systems       3,160      148     3,308     392       11.9%

Global Services          8,736      651     9,387   1,228       13.1%

Software                 3,606      206     3,812     968       25.4%

Global Financing           945      236     1,181     278       23.5%

Enterprise Investments     458        1       459    (161)     -35.1%

TOTAL SEGMENTS          23,984    2,271    26,255   2,693       10.3%

Eliminations / Other       198   (2,271)   (2,073)    292

TOTAL IBM              $24,182       $0   $24,182  $2,985       12.3%

(a) Reclassified to conform with 2000 presentation.


                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                    TWELVE MONTHS 2000
                      -----------------------------------------------
                                                               Pre-tax
(Dollars in millions) ---------- Revenue --------- Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------  -------- -------    -------
SEGMENTS

Technology             $10,221   $3,017   $13,238    $758        5.7%
          % change         4.0%   -20.1%     -2.7%   29.4%

Personal Systems        16,250       85    16,335    (148)      -0.9%
          % change         0.8%    88.9%      1.1%   58.9%

Enterprise Systems      11,340      624    11,964   2,092       17.5%
          % change        -1.4%    10.4%     -0.9%   14.2%

                                    TWELVE MONTHS 2000
                      -----------------------------------------------
                                                               Pre-tax
(Dollars in millions) ---------- Revenue --------- Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------  -------- -------    -------
Global Services         33,152    2,439    35,591   4,517       12.7%
          % change         3.0%    -7.5%      2.2%    1.2%

Software                12,598      828    13,426   2,793       20.8%
          % change        -0.5%     8.0%     -0.0%   -9.9%

Global Financing         3,500      944     4,444   1,176       26.5%
          % change         8.7%    13.1%      9.6%   12.3%

Enterprise Investments   1,369        3     1,372    (297)     -21.6%
          % change       -17.1%   -84.2%    -17.8%   57.4%

TOTAL SEGMENTS          88,430    7,940    96,370  10,891       11.3%
          % change         1.5%    -8.1%      0.6%    9.2%

Eliminations / Other       (34)  (7,940)   (7,974)    643

TOTAL IBM              $88,396       $0   $88,396 $11,534       13.0%
          % change         1.0%               1.0%   -1.9%

                                    TWELVE MONTHS 1999 (a)
                      -----------------------------------------------
                                                               Pre-tax
(Dollars in millions) ---------- Revenue --------- Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------  -------- -------    -------
SEGMENTS

Technology              $9,832   $3,777   $13,609    $586        4.3%

Personal Systems        16,118       45    16,163    (360)      -2.2%

Enterprise Systems      11,503      565    12,068   1,832       15.2%

Global Services         32,172    2,636    34,808   4,464       12.8%

Software                12,662      767    13,429   3,099       23.1%

Global Financing         3,219      835     4,054   1,047       25.8%

Enterprise Investments   1,651       19     1,670    (697)     -41.7%

TOTAL SEGMENTS          87,157    8,644    95,801   9,971       10.4%

Eliminations / Other       391   (8,644)   (8,253)  1,786  (1)

TOTAL IBM              $87,548       $0   $87,548 $11,757       13.4%

(a) Reclassified to conform with 2000 presentation.

(1) Pre-tax income includes a net benefit of $1.8 billion due to a gain from the sale of the IBM Global Network, charges for acquired in-process research and development related to acquisitions, a charge for other actions, as well as a change in PC depreciable lives.


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